sExhibit 99.1

Dave & Buster’s Reports Third Quarter 2021 Financial Results

Board of Directors Authorizes $100 million Share Repurchase Program

DALLAS, Dec. 7, 2021 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced quarterly revenue, net income, and Adjusted EBITDA for its third quarter of fiscal year 2021, which ended on October 31, 2021.

As of October 31, all of the Company’s 143 stores were open, including 1 new store opened during the quarter.

Key Third Quarter 2021 Highlights

•	Revenue increased 6.2% from the third quarter of 2019 to $318.0 million, compared with $109.1 million in the third quarter of 2020 and $299.4 million in the third quarter of 2019.

•	Comparable store sales increased 1.1% compared with the same period in 2019 excluding 7 stores located in markets that had vaccine mandates during the quarter. Including all stores, comparable store sales decreased 0.4% compared with the same period in 2019.

•	Net income totaled $10.6 million, or $0.21 per diluted share, compared with net loss of $48.0 million, or $1.01 per share in the third quarter of 2020 and net income of $0.5 million, or $0.02 per diluted share in the third quarter of 2019.

•	Adjusted EBITDA increased 47.4% from the third quarter of 2019 to $68.2 million, or 21.5% of revenue, compared with Adjusted EBITDA loss of $16.0 million in the third quarter of 2020 and Adjusted EBITDA of $46.3 million, or 15.5% of revenue in the third quarter of 2019.

•	Ended the quarter with $27 million in cash and approximately $340 million of liquidity available under the Company’s $500 million revolving credit facility, net of a $150 million minimum liquidity covenant and $10 million in letters of credit.

•	During the third quarter, the Company redeemed $55 million of 7.625% senior secured notes at 103% of principal. Subsequently, in November 2021, the Company redeemed an additional $55 million of the 7.625% senior secured notes at 103%.

“We are pleased to report strong third quarter financial results,” said Kevin Sheehan, Dave & Buster’s Interim Chief Executive Officer. “Since assuming the role, I have been impressed with our team’s hard work and dedication to operating in this evolving environment. I am excited to be working with them as we look forward to more normalized operations across our stores. We have begun a new phase of innovation, growth and value creation with a focus on realizing the Company’s significant upside potential. I am excited about the future and look forward to sharing our progress with all of our stakeholders.”

Third Quarter 2021 Results

Total revenue of $318.0 million increased 191.6% from $109.1 in the third quarter of 2020 and increased 6.2% from $299.4 million in the third quarter of 2019. Comparable store sales increased 1.1% compared with the same period in 2019 excluding 7 stores located in markets that had vaccine mandates during the quarter. Including all stores, comparable store sales decreased 0.4% compared with the same period in 2019. Walk-in comparable store sales increased 6% while Special Event comparable store sales declined 64% compared with the same period in 2019. Non-comparable store revenue totaled $55.4 million compared with $20.1 million in the third quarter of 2020.

Operating income totaled $24.5 million, or 7.7% of revenue, compared with operating loss of $56.0 million, or (51.4)% of revenue in the third quarter of 2020 and operating income $6.5 million, or 2.2% of revenue in the third quarter of 2019.

Net income totaled $10.6 million, or $0.21 per diluted share, compared with net loss of $48.0 million, or $1.01 per share in the third quarter of 2020 and net income of $0.5 million, or $0.02 per diluted share in the third quarter of 2019.

Adjusted EBITDA increased 47.4% from the third quarter of 2019 to $68.2 million, or 21.5% of revenue, compared with Adjusted EBITDA loss of $16.0 million, or (14.6)% of revenue in the third quarter of 2020 and Adjusted EBITDA of $46.3 million, or 15.5% of revenue in the third quarter of 2019.

Store operating income before depreciation and amortization totaled $83.0 million, or 26.1% of revenue, compared with store operating loss before depreciation and amortization of $7.3 million, or (6.7)% of revenue in the third quarter of 2020 and $60.3 million, or 20.1% of revenue in the third quarter of 2019.

Balance Sheet, Liquidity and Cash Flow

The Company ended the quarter with $27.0 million in cash and approximately $340 million of availability under its $500 million revolving credit facility, net of a $150 million minimum liquidity covenant and $10 million in letters of credit.

Total long-term debt was $495 million at October 31, 2021, consisting of 7.625% senior secured notes maturing in 2025.   The Company redeemed $55 million, or 10%, of its senior secured notes during the third quarter utilizing a redemption option in the Company’s October 2020 indenture agreement, resulting in annualized interest savings of approximately $4.2 million and $1.7 million in expense to redeem the notes. Subsequent to the end of the third quarter, the Company redeemed an additional $55 million at 103% of principal, resulting in an incremental annualized interest savings of approximately $4.2 million and $1.7 million in expense.

Share Repurchase Authorization

The Company announced today that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $100,000,000 of its common stock through the end of fiscal 2022. The program may be suspended or discontinued at any time.

Fourth Quarter Business Update and Outlook

The Company’s business recovery has strengthened through the first five weeks of the fourth quarter, during which comparable store sales increased 3.5% compared with the same period in 2019. Walk-in comparable store sales increased 14% while Special Event comparable store sales declined 59% for the five-week period compared with 2019. The Company notes that fourth quarter revenue will be negatively impacted by both a lagging Special Events business relative to 2019, which typically carries a much higher penetration in the fourth quarter due to holiday parties, and from a calendar shift in its key holiday periods that will negatively impact revenue by approximately $9.5 million as both the Christmas and New Year’s holidays fall on a Friday/Saturday compared with Tuesday/Wednesday in 2019.

Based on current trends, the Company currently expects the following:

•	Fourth quarter comparable store sales to be slightly positive compared with the fourth quarter of 2019. Walk-in comparable store sales are expected to remain strong, while Special Events comparable store sales will be a temporary headwind and will have a larger impact on total comparable store sales due to higher historical weightings in the fourth quarter.

•	Fourth quarter Adjusted EBITDA margin to increase by approximately 200 bps compared with the fourth quarter of 2019.

•	A total of four new store openings during fiscal year 2021 and the relocation of one existing location.

•	Fiscal 2021 capital additions (net of tenant allowances) of approximately $100 million, with approximately 43% dedicated to new stores and improvements to existing stores, 14% for games, and 43% for infrastructure upgrades and replacements.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and at the Company’s investor relations website, contains a thorough review of its financial results for the 13 and 39 weeks ended October 31, 2021.

Investor Conference Call and Webcast

Management will hold a conference call to report these results the same day at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). The conference call can be accessed over the phone by dialing (720) 543-0206 or toll-free (800) 458-4121. A replay will be available after the call for one year beginning at 7:00 p.m. Central Time (8:00 p.m. Eastern Time) and can be accessed by dialing (412) 317-6671 or toll-free (844) 512-2921; the passcode is 8107981.

Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s Entertainment, Inc., is the owner and operator of 143 venues in North America that combine entertainment and dining and offer customers the opportunity to “Eat Drink Play and Watch,” all in one location. Dave & Buster’s offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster’s currently has stores in 40 states, Puerto Rico, and Canada.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the global spread of the novel coronavirus outbreak. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the coronavirus on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and the level of customer demand following reopening; the economic impact of the coronavirus and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the coronavirus; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and store operating income before depreciation and amortization margin (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

-- Financial Tables Follow –

DAVE & BUSTER'S ENTERTAINMENT, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2021	January 31, 2021
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$27,005	$11,891
Other current assets	119,379	106,980
Total current assets	146,384	118,871
Property and equipment, net	779,518	815,027
Operating lease right of use assets	1,038,269	1,037,569
Intangible and other assets, net	386,545	381,357
Total assets	$2,350,716	$2,352,824

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$290,678	$271,636
Operating lease liabilities	1,270,929	1,267,791
Other long-term liabilities	57,873	63,777
Long-term debt, net	484,677	596,388
Stockholders' equity	246,559	153,232
Total liabilities and stockholders' equity	$2,350,716	$2,352,824

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Food and beverage revenues	$107,747	33.9%	$38,346	35.2%	$124,637	41.6%
Amusement and other revenues	210,229	66.1%	70,706	64.8%	174,715	58.4%
Total revenues	317,976	100.0%	109,052	100.0%	299,352	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	30,082	27.9%	10,664	27.8%	33,384	26.8%
Cost of amusement and other (as a percentage of amusement and other revenues)	22,531	10.7%	7,244	10.2%	18,796	10.8%
Total cost of products	52,613	16.5%	17,908	16.4%	52,180	17.4%
Operating payroll and benefits	78,995	24.8%	27,704	25.4%	76,165	25.4%
Other store operating expenses	103,322	32.5%	70,783	64.9%	110,713	37.1%
General and administrative expenses	22,104	7.0%	11,746	10.8%	16,210	5.4%
Depreciation and amortization expense	34,381	10.8%	34,384	31.5%	33,340	11.1%
Pre-opening costs	2,092	0.7%	2,570	2.4%	4,245	1.4%
Total operating costs	293,507	92.3%	165,095	151.4%	292,853	97.8%

Operating income (loss)	24,469	7.7%	(56,043)	-51.4%	6,499	2.2%

Interest expense, net	13,423	4.2%	8,213	7.6%	6,110	2.1%
Loss on debt extinguishment / refinancing	2,829	0.9%	904	0.8%	-	0.0%

Income (loss) before provision (benefit) for income taxes	8,217	2.6%	(65,160)	-59.8%	389	0.1%
Provision (benefit) for income taxes	(2,368)	-0.7%	(17,117)	-15.7%	(93)	-0.1%
Net income (loss)	$10,585	3.3%	$(48,043)	-44.1%	$482	0.2%

Net income (loss) per share:
Basic	$0.22		$(1.01)		$0.02
Diluted	$0.21		$(1.01)		$0.02
Weighted average shares used in per share calculations:
Basic shares	48,277,358		47,613,741		30,980,878
Diluted shares	49,283,503		47,613,741		31,515,454

Other information:
Company-owned stores at end of period	143		137		134
Store operating weeks in the period	1,854		1,221		1,722
Total revenue per store operating weeks in the period	$172		$89		$174

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Net income (loss)	$10,585	3.3%	$(48,043)	-44.1%	$482	0.2%
Add back: Interest expense, net	13,423		8,213		6,110
Loss on debt extinguishment / refinancing	2,829		904		-
Provision (benefit) for income taxes	(2,368)		(17,117)		(93)
Depreciation and amortization expense	34,381		34,384		33,340
EBITDA	58,850	18.5%	(21,659)	-19.9%	39,839	13.3%
Add back: Loss on asset disposal	377		124		458
Impairment of long-lived assets and lease termination costs	-		-		-
Share-based compensation	3,778		2,999		1,747
Pre-opening costs	2,092		2,570		4,245
Severance and other costs	3,112		(5)		1
Adjusted EBITDA	$68,209	21.5%	$(15,971)	-14.6%	$46,290	15.5%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Operating income (loss)	$24,469	7.7%	$(56,043)	-51.4%	$6,499	2.2%
Add back: General and administrative expenses	22,104		11,746		16,210
Depreciation and amortization expense	34,381		34,384		33,340
Pre-opening costs	2,092		2,570		4,245
Store operating income (loss) before depreciation and amortization	$83,046	26.1%	$(7,343)	-6.7%	$60,294	20.1%

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Food and beverage revenues	$316,511	32.9%	$119,268	37.3%	$410,779	40.8%
Amusement and other revenues	644,443	67.1%	200,423	62.7%	596,754	59.2%
Total revenues	960,954	100.0%	319,691	100.0%	1,007,533	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	86,366	27.3%	32,667	27.4%	109,072	26.6%
Cost of amusement and other (as a percentage of amusement and other revenues)	63,729	9.9%	21,997	11.0%	64,456	10.8%
Total cost of products	150,095	15.6%	54,664	17.1%	173,528	17.2%
Operating payroll and benefits	209,897	21.8%	85,197	26.6%	239,965	23.8%
Other store operating expenses	292,883	30.5%	229,137	71.8%	321,334	31.9%
General and administrative expenses	57,665	6.0%	35,587	11.1%	49,047	4.9%
Depreciation and amortization expense	104,355	10.9%	104,896	32.8%	97,226	9.6%
Pre-opening costs	5,427	0.6%	8,781	2.7%	15,970	1.6%
Total operating costs	820,322	85.4%	518,262	162.1%	897,070	89.0%

Operating income (loss)	140,632	14.6%	(198,571)	-62.1%	110,463	11.0%

Interest expense, net	41,971	4.3%	22,491	7.0%	14,771	1.5%
Loss on debt extinguishment / refinancing	2,829	0.3%	904	0.3%	-	0.0%

Income (loss) before provision (benefit) for income taxes	95,832	10.0%	(221,966)	-69.4%	95,692	9.5%
Provision (benefit) for income taxes	12,842	1.4%	(71,777)	-22.4%	20,411	2.0%
Net income (loss)	$82,990	8.6%	$(150,189)	-47.0%	$75,281	7.5%

Net income (loss) per share:
Basic	$1.73		$(3.56)		$2.19
Diluted	$1.68		$(3.56)		$2.15
Weighted average shares used in per share calculations:
Basic shares	48,050,558		42,185,163		34,405,503
Diluted shares	49,257,269		42,185,163		35,042,311

Other information:
Company-owned stores at end of period	143		137		134
Store operating weeks in the period	5,304		2,682		5,012
Total revenue per store operating weeks in the period	$181		$119		$201

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Net income (loss)	$82,990	8.6%	$(150,189)	-47.0%	$75,281	7.5%
Add back: Interest expense, net	41,971		22,491		14,771
Loss on debt extinguishment / refinancing	2,829		904		-
Provision (benefit) for income taxes	12,842		(71,777)		20,411
Depreciation and amortization expense	104,355		104,896		97,226
EBITDA	244,987	25.5%	(93,675)	-29.3%	207,689	20.6%
Add back: Loss on asset disposal	634		541		1,284
Impairment of long-lived assets and lease termination costs	-		13,727		-
Share-based compensation	9,936		5,344		5,479
Pre-opening costs	5,427		8,781		15,970
Other costs	3,082		54		34
Adjusted EBITDA	$264,066	27.5%	$(65,228)	-20.4%	$230,456	22.9%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 31, 2021		November 1, 2020		November 3, 2019
Operating income (loss)	$140,632	14.6%	$(198,571)	-62.1%	$110,463	11.0%
Add back: General and administrative expenses	57,665		35,587		49,047
Depreciation and amortization expense	104,355		104,896		97,226
Pre-opening costs	5,427		8,781		15,970
Store operating income (loss) before depreciation and amortization	$308,079	32.1%	$(49,307)	-15.4%	$272,706	27.1%

For Investor Relations Inquiries:

Scott Bowman, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

scott.bowman@daveandbusters.com